VTTI Energy Partners LP 25-27 Buckingham Palace Road London, SW1W 0PP United Kingdom April 29, 2016 Our reference: 29872.50001/80391472v3 April 29, 2016 Registration Statement on Form F-3: Exhibit 5.1 Opinion Ladies and Gentlemen: We have acted as special counsel as to matters of the law of the Republic of the Marshall Islands (“Marshall Islands Law”) for VTTI Energy Partners LP, a Marshall Islands limited partnership (the “Partnership”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (“Rules”), of a registration statement on Form F-3 (such registration statement and any additional registration statement filed pursuant to Rule 462(b) is referred to as the “Registration Statement”) for the registration of the sale by the Partnership from time to time of up to $500,000,000 in common units representing limited partnership interests in the Partnership (the “Common Units”), and to be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”). In rendering this opinion, we have examined originals or photocopies of all such documents, including (i) the Registration Statement and the Prospectus, (ii) the certificate of limited partnership of the Partnership, the First Amended and Restated Agreement of Limited Partnership of the Partnership, the certificate of formation of VTTI Energy Partners GP LLC (the “General Partner”), the general partner of the Partnership, and the amended and restated limited liability company agreement of the General Partner (collectively, the

Page 2 “Organizational Documents”) and (iii) such other papers, documents and certificates of public officials and certificates of representatives of the Partnership and the General Partner as we have deemed necessary. In such examination, we have assumed (a) the legal capacity of each natural person, (b) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (c) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (d) that the documents reviewed by us in connection with the rendering of the opinion set forth herein are true, correct and complete and (e) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us. We have also assumed the power, authority and legal right of all parties (other than the Partnership) to the Registration Statement and any amendments or supplements thereto (including any necessary post-effective amendments) to enter into and perform their respective obligations thereunder. We have further assumed the validity and enforceability of all documents under all applicable laws other than Marshall Islands Law. As to any questions of fact material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid certificates. We have also assumed that (i) the Registration Statement and any amendments or supplements thereto (including any necessary post-effective amendments) shall have become effective under the Securities Act, (ii) a Prospectus Supplement shall have been prepared and filed with the Commission describing the Common Units offered thereby, if necessary, (iii) the Common Units shall be issued and sold in compliance with applicable U.S. federal, state and foreign laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement, (iv) the Common Units shall be issued and sold in compliance with the Organizational Documents, inclusive of the obligations, where applicable, to obtain consent from the General Partner and the sole member of the General Partner prior to issuing Common Units, (v) a definitive purchase, underwriting or similar agreement with respect to any Common Units offered will have been duly authorized and validly executed and delivered by the applicable registrants and the other parties thereto, and (vi) the certificates, if any, evidencing such Common Units will be duly executed and delivered, against receipt of the consideration approved by the Partnership. This opinion is limited to Marshall Islands Law and is as of the date hereof. We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein. Based on the foregoing and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that: 1. The Partnership is validly existing under Marshall Islands Law. 2. When the terms of the issuance and sale thereof have been duly authorized and approved by the General Partner and if applicable, the sole member of the General Partner, and in compliance with the Organizational Documents, and when issued and delivered against payment therefor in accordance with the terms of the Organizational Documents, the applicable purchase, underwriting or similar agreement and the Registration Statement, Prospectus and Prospectus Supplement, the Common Units will be validly issued, fully paid and non-assessable. We consent to the filing of this opinion as an exhibit to the Registration Statement, the discussion of this opinion in the Registration Statement and to the references to our firm in the Prospectus. In giving this

Page 3 consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related Rules nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or related Rules. Very truly yours, /s/ Watson Farley & Williams LLP